EXHIBIT 99.1
NEWS RELEASE

MURPHY OIL CORPORATION ANNOUNCES FOURTH QUARTER AND FULL YEAR 2025 RESULTS, PRELIMINARY YEAR-END 2025 RESERVES, 2026 CAPITAL EXPENDITURE AND PRODUCTION GUIDANCE
Announced Successful Appraisal Well at Hai Su Vang-2X in Offshore Vietnam,
Maintained 11 Year Reserve Life with Preliminary Proved Reserves of 715 MMBOE,
Signed Petroleum Agreement for Morocco New Country Entry,
Increased Dividend by 8 Percent in 2026

HOUSTON, Texas, January 28, 2026 – Murphy Oil Corporation (NYSE: MUR) today announced its financial and operating results for the fourth quarter ended December 31, 2025. As a supplement to this release, Murphy has also furnished a Quarterly Stockholder Update.
Unless otherwise noted, the financial and operating highlights and metrics discussed in this commentary exclude noncontrolling interest (NCI).†

(Millions of dollars, except volumes and per share amounts)	Three months ended December 31, 2025	Year ended December 31, 2025
Net income attributable to Murphy	$11.9	$104.2
Net income attributable to Murphy per common share - Diluted	$0.08	$0.72
Adjusted net income from continuing operations attributable to Murphy (Non-GAAP) [1]	$19.7	$197.0
Adjusted net income from continuing operations per average common share - Diluted (Non-GAAP) [1]	$0.14	$1.37
Adjusted EBITDA attributable to Murphy (Non-GAAP) [1]	$298.1	$1,362.4
Adjusted EBITDAX attributable to Murphy (Non-GAAP) [1]	$352.4	$1,474.0
Net cash provided by continuing operations activities	$249.6	$1,247.8
Free cash flow (Non-GAAP) [1]	$109.6	$301.3
Oil production, net (BOPD) [2]	87,044	87,321
Total production, net (BOEPD) [2]	181,431	182,294
Capital expenditures (CAPEX) [3]	$340.8	$1,157.0
Lease operating expense from continuing operations ($/BOE) [2]	$9.16	$10.89
1 Please see our schedules of adjusted net income, adjusted EBITDA and adjusted EBITDAX and free cash flow for details and reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.
2 Barrels of oil per day (BOPD), barrels of oil equivalent (BOE) and barrels of oil equivalent per day (BOEPD).
3 Capital expenditures for the fourth quarter and year ended December 31, 2025 exclude acquisition-related costs of $4.6 million and $29.0 million, respectively.

Highlights for the fourth quarter include:
•Produced 181,400 BOEPD, exceeding the midpoint of quarterly guidance
•Spud four exploration and appraisal wells - Hai Su Vang-2X (Golden Sea Lion) in Vietnam, Civette-1X in Côte d’Ivoire, and Cello #1 and Banjo #1 in the Gulf of America - in line with plan
•Initiated development drilling at Lac Da Vang (Golden Camel) development project in Vietnam ahead of schedule
•Paid down $50 million of debt under the senior unsecured credit facility and returned $46 million to shareholders through quarterly dividend
•Named apparent high bidder on 14 exploration blocks in the Gulf of America lease sale on December 10, 2025
Highlights for the full year 2025 include:
•Produced 182,300 BOEPD, at the high end of annual production guidance range
•Drilled oil discoveries at the Lac Da Hong-1X (Pink Camel) and Hai Su Vang-1X (Golden Sea Lion) exploration wells in Vietnam
•Returned $286 million to shareholders through $186 million in quarterly dividends and $100 million in stock repurchases
•Closed the strategic acquisition of the Pioneer floating production, storage and offloading vessel (FPSO) in the Gulf of America for $104 million net purchase price
•Achieved a seven percent year over year reduction in drilling costs in the Eagle Ford Shale (EFS) while delivering the highest-performing EFS wells in Company history at Karnes and Catarina
•Reduced lease operating expense per BOE by twenty percent compared to 2024
Subsequent to the fourth quarter:
•Completed Drill Stem Tests (DST) on the Hai Su Vang-2X (Golden Sea Lion) appraisal well indicating an approximate 12,000 BOPD combined flow rate from the primary reservoir
•Raised estimate of recoverable resource at Hai Su Vang (Golden Sea Lion) in offshore Vietnam following a successful appraisal well, with the midpoint now toward the high end of the previous guidance range of 170 to 430 MMBOE
•Drilled oil discoveries at Cello #1 and Banjo #1 exploration wells in the Gulf of America, and announced a dry hole at Civette-1X in Côte d’Ivoire
•Signed a Petroleum Agreement securing an operated working interest position in Morocco’s Gharb Deep Offshore deepwater block, enabling future exploration

•Upsized senior unsecured revolving credit facility from $1.35 billion to $2.00 billion and extended maturity from 2029 to 2031
•Issued $500 million aggregate principal amount of 6.500 percent senior notes due 2034, redeemed a total of $227 million of senior notes due 2027 and 2028, and paid down the remaining $100 million balance on the senior unsecured revolving credit facility
•Increased the quarterly cash dividend by eight percent to $0.35 per share, or $1.40 per share annualized for 2026
“Throughout 2025 we stayed true to our strategy — allocate capital with discipline, execute our core plan, and pursue selective, high impact exploration. We delivered record-setting well performance in our onshore program, advanced our exploration agenda, and strengthened our liquidity and debt maturity profile. Our Hai Su Vang discovery and appraisal success, along with our broader Vietnam portfolio, position us for material new growth over the coming decade. Our accomplishments in 2025 have provided a robust foundation for continued progress in 2026, positioning us to deliver sustainable value through all market cycles,” stated Eric M. Hambly, President and Chief Executive Officer.
SHAREHOLDER RETURNS
In the fourth quarter of 2025, shareholder returns totaled $46 million through the quarterly dividend. In 2025, Murphy returned $286 million to shareholders, which includes $100 million of share repurchases, or 3.6 million shares, and $186 million in dividends.
The Company had $550 million remaining under its share repurchase authorization and 142.8 million shares outstanding as of December 31, 2025.
FINANCIAL POSITION
Murphy had approximately $1.6 billion of liquidity on December 31, 2025, comprised of $1.25 billion undrawn under the $1.35 billion senior unsecured credit facility (subsequently upsized to $2.00 billion) and $377 million of cash and cash equivalents, inclusive of NCI. During the quarter, Murphy paid down $50 million of debt under the senior unsecured credit facility.
As of December 31, 2025, Murphy’s total debt of $1.4 billion was comprised of long-term, fixed-rate notes and $100 million drawn under the senior unsecured credit facility. The fixed-rate notes had a weighted average maturity of 8.3 years and a weighted average coupon of 6.1 percent.

YEAR-END 2025 PROVED RESERVES
After producing 67 MMBOE for the year, Murphy’s preliminary year-end 2025 proved reserves were 715 MMBOE, consisting of 36 percent oil and 41 percent liquids. Reserve replacement was 103 percent in 2025.
The Company maintained a consistent reserve life of 11 years with 57 percent proved developed reserves.

2025 Proved Reserves – Preliminary *
Category	Net Oil (MMBBL)	Net NGLs (MMBBL)	Net Gas (BCF)	Net Equiv. (MMBOE)
Proved Developed (PD)	161	21	1,341	406
Proved Undeveloped (PUD)	94	15	1,203	309
Total Proved (TP)	255	36	2,544	715
* Proved reserves exclude NCI and are based on preliminary year-end 2025 third-party audited volumes using
SEC pricing.
ONSHORE OPERATIONS SUMMARY
In the fourth quarter of 2025, the onshore business produced approximately 109 MBOEPD, which included 31 percent liquids. No new wells were brought online in the quarter.

Onshore	Oil Production (BOPD)	Total Production (BOEPD)
Eagle Ford Shale	24,400	36,100
Tupper Montney	200	68,000
Kaybob Duvernay	3,300	5,200
Eagle Ford Shale – Continued drilling and completion activity in Karnes and Catarina; wells are expected to come online in the first quarter of 2026.
Onshore Canada – Began drilling a four-well pad in Kaybob Duvernay and an eight-well pad in Tupper Montney; wells are expected to come online in 2026.
OFFSHORE OPERATIONS SUMMARY
Excluding NCI, in the fourth quarter of 2025, the offshore business produced approximately 72 MBOEPD, which included 88 percent liquids.

Offshore	Oil Production (BOPD)	Total Production (BOEPD)
Gulf of America	51,000	64,000
Canada	7,900	7,900
Gulf of America – Spud the Cello #1 and Banjo #1 exploration wells during the fourth quarter. Subsequent to quarter end, Murphy drilled discoveries at Cello #1 and Banjo #1, with the wells encountering 30 feet and 50 feet of net pay, respectively.

Vietnam – Installed the platform jacket and initiated development drilling at the Lac Da Vang (Golden Camel) development project. The project remains on schedule for first oil in the fourth quarter of 2026.
MOROCCO NEW COUNTRY ENTRY
During the first quarter, Murphy signed a Petroleum Agreement securing an operated position in Morocco’s Gharb Deep Offshore deepwater block which covers more than 4 million acres. Murphy holds a 75 percent working interest in the block, with the remaining 25 percent working interest held by the Office National des Hydrocarbures et des Mines (ONHYM). The Petroleum Agreement does not include any firm well commitments in the initial three-year exploration phase.
“We are excited about our entry into Morocco, which offers exposure to exploration in a frontier basin with attractive entry costs and competitive terms. This entry is consistent with our strategy of developing a diverse exploration portfolio that balances risk, material upside, and value,” said Hambly.
2026 PRODUCTION AND CAPITAL EXPENDITURE GUIDANCE
The table below illustrates first quarter and full year 2026 guidance.

1Q 2026 Guidance
Producing Asset	Oil (BOPD)	NGLs (BOPD)	Natural Gas (MCFD)	Total (BOEPD)
Eagle Ford Shale	26,900	5,600	28,800	37,300
Gulf of America, excl. NCI	44,600	3,800	46,000	56,100
Tupper Montney	200	—	364,000	60,900
Kaybob Duvernay	2,800	500	8,500	4,700
Offshore Canada	8,800	—	—	8,800
Other	200	—	—	200

Total Net Production, excl. NCI [1] (BOEPD)		164,000 to 172,000
Capital Expenditures, excl. NCI [2] ($MM)		$500 - $580
Exploration Expense ($ MM)		$100 - $140

Full Year 2026 Guidance
Total Net Production, excl. NCI [3] (BOEPD)		167,000 to 175,000
Capital Expenditures, excl. NCI [4] ($ MM)		$1,200 to $1,300

[1] Excludes noncontrolling interest of MP GOM of 4,500 BOPD of oil, 200 BOPD of NGLs and 1,600 MCFD natural gas
[2] Excludes noncontrolling interest of MP GOM of $13 million
[3] Excludes noncontrolling interest of MP GOM of 5,500 BOPD of oil, 200 BOPD of NGLs and 1,700 MCFD natural gas
[4] Excludes noncontrolling interest of MP GOM of $53 million

The table below illustrates the capital allocation by area.

2026 Capital Expenditure Guidance
Area	Total CAPEX $MMs	Percent of Total CAPEX
Offshore
Gulf of America	$330	26%
Offshore Canada	$25	2%
Vietnam - Lac Da Vang Development	$120	9%
Vietnam - Hai Su Vang Appraisal	$75	6%
Onshore
Eagle Ford Shale	$285	23%
Tupper Montney	$100	8%
Kaybob Duvernay	$35	3%
Exploration
Exploration - Drilling	$150	12%
Exploration - Data Acquisition and Other	$95	8%
Corporate	$35	3%
The table below details the 2026 onshore well delivery plan by quarter.

2026 Onshore Wells Online
	1Q 2026	2Q 2026	3Q 2026	4Q 2026	2026 Total
Eagle Ford Shale	15	13	2	–	30
Kaybob Duvernay	–	4	–	–	4
Tupper Montney	–	-	8	–	8
Non-Op Eagle Ford Shale	–	–	2	11	13
Note: All well counts are shown gross. Eagle Ford Shale non-operated working interest averages 23 percent.
CONFERENCE CALL AND WEBCAST SCHEDULED FOR JANUARY 29, 2026
Murphy will host a conference call to discuss fourth quarter 2025 financial and operating results on Thursday, January 29, 2026, at 9:00 a.m. ET. The call can be accessed either via the Internet through the events calendar on the Murphy Oil Corporation Investor Relations website at http://ir.murphyoilcorp.com or via telephone by dialing toll free 1-800-717-1738, reservation number 30479. For additional information, please refer to the Fourth Quarter 2025 Earnings Presentation and Quarterly Stockholder Update available under the News and Events section of the Investor Relations website.
FINANCIAL DATA
Summary financial data and operating statistics for fourth quarter 2025, with comparisons to the same period from the previous year, are contained in the attached schedules. Additionally, a schedule indicating the impacts of items affecting comparability of results between periods and a reconciliation of the non-GAAP financial measures of adjusted net income from continuing operations attributable to Murphy, EBITDA, EBITDAX, adjusted EBITDA, adjusted EBITDAX, free cash flow and adjusted free cash flow to the most directly comparable GAAP financial measures for such periods are also included.
ABOUT MURPHY OIL CORPORATION
Murphy Oil Corporation is an independent oil and natural gas company with a multi-basin onshore and offshore portfolio and significant exploration opportunities. The Company has more than a century-long history of demonstrating strong execution and innovative, full-cycle development capabilities with a focus on value creation that drives shareholder returns. Murphy’s foresight and financial discipline, along with its culture of adaptability and accountability, will allow the Company to continue its outstanding legacy and exceptional reputation. The Company’s current operations include extensive inventory located onshore in the Eagle Ford Shale, Tupper Montney and Kaybob Duvernay, as well as offshore in the Gulf of America and Canada. Murphy also strives to create long-term shareholder value through offshore exploration and development in the Gulf of America, Vietnam and Côte d’Ivoire. Additional information can be found on the Company’s website at www.murphyoilcorp.com.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events, results and plans, are subject to inherent risks, uncertainties and assumptions (many of which are beyond our control) and are not guarantees of performance. In particular, statements, express or implied, concerning the Company’s future operating results or activities and returns or the Company's ability and intent to replace or increase reserves, increase production, generate returns and rates of return, replace or increase drilling locations, reduce or otherwise control operating costs and expenditures, generate cash flows, pay down or refinance indebtedness, achieve, reach or otherwise meet initiatives, plans, goals, ambitions or targets with respect to emissions, safety matters or other environmental, social and governance) matters, make capital expenditures, pay and/or increase dividends or make share repurchases and other capital allocation decisions are forward-looking statements. Factors that could cause one or more of these future events, results or plans not to occur as implied by any forward-looking statement, which consequently could cause actual results or activities to differ materially from the expectations expressed or implied by such forward-looking statements, include, but are not limited to: macro conditions in the oil and natural gas industry, including supply and demand levels, actions taken by major oil exporters and the resulting impacts on commodity prices; geopolitical concerns; increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; the impact on our operations or markets of health pandemics and related government responses; natural hazards impacting our operations or markets; any other deterioration in our business, markets or prospects; cyber attacks and other cybersecurity risks; any failure to obtain necessary regulatory approvals; the impact of current and future laws, rulings and governmental regulations; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; or adverse developments in the U.S. or global capital markets, credit markets, banking system or economies in general, including inflation, trade policies, tariffs and other trade restrictions. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and the investors page of our website. We may use these channels to distribute material information about the Company; therefore, we encourage investors, the media, business partners and others interested in the Company to review the information we post on our website. The information on our website is not part of, and is not incorporated into, this news release. Each forward-looking statement contained in this news release speaks only as of the date of this news release. Except as required by applicable law, Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
This news release contains certain non-GAAP financial measures that management believes are useful tools for internal use and the investment community in evaluating Murphy Oil Corporation’s overall financial performance. These non-GAAP financial measures are broadly used to value and compare companies in the crude oil and natural gas industry. Not all companies define these measures in the same way. In addition, these non-GAAP financial measures are not a substitute for financial measures prepared in accordance with US generally accepted accounting principles (GAAP) and should therefore be considered only as supplemental to such GAAP financial measures. Please see the attached schedules for reconciliations of the differences between the non-GAAP financial measures used in this news release and the most directly comparable GAAP financial measures.
† In accordance with GAAP, Murphy reports the 100 percent interest, including a 20 percent noncontrolling interest (NCI), in its subsidiary, MP Gulf of Mexico, LLC (MP GOM). The GAAP financials include the NCI portion of revenue, costs, assets and liabilities and cash flows. Unless otherwise noted, the financial and operating highlights and metrics discussed in this news release, but not the accompanying schedules, exclude the NCI, thereby representing only the amounts attributable to Murphy.

Investor Contacts:
InvestorRelations@murphyoilcorp.com
Atif Riaz, 281-675-9358
Beth Heller, 281-675-9363
Dimitra Vlachou, 713-502-7054

MURPHY OIL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Thousands of dollars, except per share amounts)	2025	2024	2025	2024
Revenues and other income
Revenue from production	$613,084	$669,574	$2,689,845	$3,014,856
Sales of purchased natural gas	—	—	—	3,742
Total revenue from sales to customers	613,084	669,574	2,689,845	3,018,598
Gain (loss) on derivative instruments	(1,144)	(363)	5,927	(1,707)
Gain on sale of assets and other operating income	12,617	1,749	23,051	11,583
Total revenues and other income	624,557	670,960	2,718,823	3,028,474
Costs and expenses
Lease operating expenses	160,254	220,182	765,240	936,960
Severance and ad valorem taxes	7,472	8,156	39,238	39,162
Transportation, gathering and processing	48,626	53,366	199,693	210,827
Costs of purchased natural gas	—	—	—	3,147
Exploration expenses, including undeveloped lease amortization	54,281	15,148	111,670	133,538
Selling and general expenses	38,640	31,160	137,332	110,085
Depreciation, depletion and amortization	240,804	215,444	977,753	865,753
Accretion of asset retirement obligations	14,577	13,443	57,730	52,511
Impairment of assets	—	28,381	115,002	62,909
Other operating expense	564	492	13,928	10,989
Total costs and expenses	565,218	585,772	2,417,586	2,425,881
Operating income from continuing operations	59,339	85,188	301,237	602,593
Other income (loss)
Other income (loss)	(7,668)	37,032	(22,299)	70,902
Interest expense, net	(22,770)	(43,661)	(96,072)	(105,926)
Total other loss	(30,438)	(6,629)	(118,371)	(35,024)
Income from continuing operations before income taxes	28,901	78,559	182,866	567,569
Income tax expense	6,641	13,417	44,552	78,272
Income from continuing operations	22,260	65,142	138,314	489,297
Income (loss) from discontinued operations, net of income taxes	313	(689)	485	(2,812)
Net income including noncontrolling interest	22,573	64,453	138,799	486,485
Less: Net income attributable to noncontrolling interest	10,682	14,117	34,565	79,314
NET INCOME ATTRIBUTABLE TO MURPHY	$11,891	$50,336	$104,234	$407,171
NET INCOME (LOSS) PER COMMON SHARE – BASIC
Continuing operations	$0.08	$0.35	$0.73	$2.73
Discontinued operations	—	—	—	(0.02)
Net income	$0.08	$0.35	$0.73	$2.71
NET INCOME (LOSS) PER COMMON SHARE – DILUTED
Continuing operations	$0.08	$0.34	$0.72	$2.72
Discontinued operations	—	—	—	(0.02)
Net income	$0.08	$0.34	$0.72	$2.70
Cash dividends per common share	$0.325	$0.300	$1.300	$1.200
Average common shares outstanding (thousands)
Basic	142,761	145,843	143,124	150,011
Diluted	144,175	146,797	144,025	151,027

MURPHY OIL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Thousands of dollars)	2025	2024	2025	2024
Operating Activities
Net income including noncontrolling interest	$22,573	$64,453	$138,799	$486,485
Adjustments to reconcile net income to net cash provided by continuing operations activities
Depreciation, depletion and amortization	240,804	215,444	977,753	865,753
Unsuccessful exploration well costs and previously suspended exploration costs	30,012	3,653	30,095	73,201
Deferred income tax expense	11,368	27,298	34,673	72,434
Impairment of assets	—	28,381	115,002	62,909
Accretion of asset retirement obligations	14,577	13,443	57,730	52,511
Long-term non-cash compensation	16,614	14,997	45,128	45,057
Amortization of undeveloped leases	4,727	1,880	11,634	9,587
(Income) loss from discontinued operations	(313)	689	(485)	2,812
Unrealized (gain) loss on derivative instruments	2,198	363	(1,706)	1,707
Other operating activities, net	(39,335)	19,911	(86,763)	(18,349)
Net decrease (increase) in non-cash working capital	(53,579)	43,048	(74,052)	74,883
Net cash provided by continuing operations activities	249,646	433,560	1,247,808	1,728,990
Investing Activities
Property additions and dry hole costs	(193,604)	(170,008)	(1,020,611)	(900,108)
Acquisition of oil and natural gas properties	(4,629)	(4,867)	(29,034)	(8,056)
Proceeds from sales of property, plant and equipment	20,719	—	20,719	—
Net cash required by investing activities	(177,514)	(174,875)	(1,028,926)	(908,164)
Financing Activities
Retirement of debt	—	(600,112)	—	(650,112)
Early redemption of debt cost	—	(15,700)	—	(15,700)
Debt issuance	—	600,000	—	600,000
Debt issuance cost	—	(10,145)	—	(10,145)
Borrowings on revolving credit facility	75,000	—	550,000	350,000
Repayment of revolving credit facility	(125,000)	—	(450,000)	(350,000)
Issue costs of debt facility	(400)	(14,718)	(418)	(14,718)
Repurchase of common stock	—	(1,218)	(102,620)	(301,350)
Cash dividends paid	(46,406)	(43,753)	(186,205)	(179,961)
Distributions to noncontrolling interest	(20,630)	(21,962)	(63,841)	(118,580)
Withholding tax on stock-based incentive awards	(2,074)	—	(9,743)	(25,310)
Finance lease obligation payments	(695)	(163)	(1,238)	(665)
Net required by financing activities	(120,205)	(107,771)	(264,065)	(716,541)
Effect of exchange rate changes on cash and cash equivalents	(691)	1,432	(1,190)	2,210
Net increase (decrease) in cash and cash equivalents	(48,764)	152,346	(46,373)	106,495
Cash and cash equivalents at beginning of period	425,960	271,223	423,569	317,074
Cash and cash equivalents at end of period	$377,196	$423,569	$377,196	$423,569

MURPHY OIL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(Thousands of dollars)	December 31, 2025	December 31, 2024 [1]
ASSETS
Cash and cash equivalents	$377,196	$423,569
Other current assets	439,516	361,710
Property, plant and equipment, net	8,136,346	8,054,653
Operating lease assets, net	805,464	777,536
Other long-term assets	74,104	50,011
Total assets	$9,832,626	$9,667,479
LIABILITIES AND EQUITY
Current maturities of long-term debt, finance lease	$2,514	$871
Accounts payable	572,183	472,165
Operating lease liabilities	278,834	253,208
Other current liabilities	209,218	216,570
Long-term debt, including finance lease obligation	1,382,566	1,274,502
Asset retirement obligations	970,908	960,804
Non-current operating lease liabilities	537,773	537,381
Other long-term liabilities	641,933	610,135
Total liabilities	$4,595,929	$4,325,636
Murphy Shareholders' Equity	5,118,380	5,194,250
Noncontrolling interest	118,317	147,593
Total liabilities and equity	$9,832,626	$9,667,479
1 Reclassified to conform to current presentation.

MURPHY OIL CORPORATION
SCHEDULE OF ADJUSTED NET INCOME (LOSS) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Millions of dollars, except per share amounts)	2025	2024	2025	2024
Net income attributable to Murphy (GAAP) [1]	$11.9	$50.4	$104.2	$407.2
Discontinued operations (income) loss	(0.3)	0.7	(0.5)	2.8
Net income from continuing operations attributable to Murphy	11.6	51.1	103.7	410.0
Adjustments:
Impairment of assets [1]	—	28.4	92.0	62.9
Foreign exchange (gain) loss	8.5	(34.8)	29.4	(45.4)
Unrealized (gain) loss on derivative instruments	2.2	0.4	(1.7)	1.7
Write-off of previously suspended exploration well	—	—	—	26.1
Refinancing and early redemption of debt costs (non-cash)	—	3.7	—	3.7
Total adjustments, before taxes	10.7	(2.3)	119.7	49.0
Income tax (benefit) expense related to adjustments	(2.6)	2.2	(26.4)	(8.3)
Tax benefits on investments in foreign areas	—	—	—	(34.0)
Total adjustments, after taxes	8.1	(0.1)	93.3	6.7
Adjusted net income from continuing operations attributable to Murphy (Non-GAAP)	$19.7	$51.0	$197.0	$416.7
Adjusted net income from continuing operations per average diluted share (Non-GAAP)	$0.14	$0.35	$1.37	$2.76
1 Excludes amounts attributable to a noncontrolling interest in MP GOM.

Non-GAAP Financial Measures
Presented above is a reconciliation of net income (loss) to adjusted net income from continuing operations attributable to Murphy. Adjusted net income excludes certain items that management believes affect the comparability of results between periods. Management believes this is important information to provide because it is used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results. Adjusted net income is a non-GAAP financial measure and should not be considered a substitute for net income (loss) as determined in accordance with GAAP.
The pretax and income tax impacts for adjustments in the above table are shown below by area of operation and geographical location and corporate, as applicable, and exclude the share attributable to noncontrolling interests.

	Three Months Ended December 31, 2025			Year Ended December 31, 2025
(Millions of dollars)	Pretax	Tax	Net	Pretax	Tax	Net
Exploration & Production:
United States	$—	$—	$—	$92.0	$(19.4)	$72.6
Corporate	10.7	(2.6)	8.1	27.7	(7.0)	20.7
Total adjustments	$10.7	$(2.6)	$8.1	$119.7	$(26.4)	$93.3

MURPHY OIL CORPORATION
SCHEDULE OF EBITDA, ADJUSTED EBITDA, EBITDAX AND ADJUSTED EBITDAX (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Millions of dollars)	2025	2024	2025	2024
Net income attributable to Murphy (GAAP) [1]	$11.9	$50.4	$104.2	$407.2
Income tax expense	6.6	13.4	44.6	78.3
Interest expense, net	22.8	43.6	96.1	105.9
Depreciation, depletion and amortization expense [1]	233.5	207.3	946.8	833.1
EBITDA attributable to Murphy (Non-GAAP) [1]	$274.8	$314.7	$1,191.7	$1,424.5
Exploration expenses [1]	54.3	15.1	111.6	133.5
EBITDAX attributable to Murphy (Non-GAAP) [1]	$329.1	$329.8	$1,303.3	$1,558.0

EBITDA attributable to Murphy (Non-GAAP) [1]	$274.8	$314.7	$1,191.7	$1,424.5
Impairment of asset [1]	—	28.4	92.0	62.9
Foreign exchange (gain) loss	8.5	(34.8)	29.4	(45.4)
Accretion of asset retirement obligations [1]	12.9	12.0	51.5	46.9
Unrealized (gain) loss on derivative instruments	2.2	0.4	(1.7)	1.7
Write-off of previously suspended exploration well	—	—	—	26.1
Discontinued operations (income) loss	(0.3)	0.7	(0.5)	2.8
Adjusted EBITDA attributable to Murphy (Non-GAAP) [1]	$298.1	$321.4	$1,362.4	$1,519.5
Other exploration expenses [2]	54.3	15.1	111.6	107.4
Adjusted EBITDAX attributable to Murphy (Non-GAAP) [1]	$352.4	$336.5	$1,474.0	$1,626.9
1 Excludes amounts attributable to a noncontrolling interest in MP GOM.
2 Other exploration expenses consist of exploration expenses as reported in the consolidated statement of operations excluding amounts relating to the write-off of previously suspended exploration well included in Adjusted EBITDA calculation above.

Non-GAAP Financial Measures
Presented above is a reconciliation of net income (loss) to earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, earnings before interest, taxes, depreciation and amortization, and exploration expenses (EBITDAX) and adjusted EBITDAX. Management believes EBITDA, adjusted EBITDA, EBITDAX and adjusted EBITDAX are important information to provide because they are used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors. Adjusted EBITDAX excludes certain items that management believes affect the comparability of results between periods. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results. EBITDA, adjusted EBITDA, EBITDAX and adjusted EBITDAX are non-GAAP financial measures and should not be considered a substitute for net income (loss) or Cash provided by operating activities as determined in accordance with GAAP.

MURPHY OIL CORPORATION
SCHEDULE OF FREE CASH FLOW AND ADJUSTED FREE CASH FLOW (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Millions of dollars)	2025	2024	2025	2024
Net cash provided by continuing operations activities (GAAP)	$249.6	$433.6	$1,247.8	$1,729.0
Exclude: (decrease) increase in non-cash working capital	53.6	(43.0)	74.1	(74.9)
Operating cash flow excluding working capital adjustments	303.2	390.6	1,321.9	1,654.1
Less: property additions and dry hole costs [1]	(193.6)	(170.0)	(1,020.6)	(900.1)
Free cash flow (Non-GAAP)	$109.6	$220.6	$301.3	$754.0
Less: cash dividends paid	(46.4)	(43.8)	(186.2)	(180.0)
Less: distributions to noncontrolling interest	(20.6)	(22.0)	(63.8)	(118.6)
Less: debt costs	(0.4)	(40.6)	(0.4)	(40.6)
Less: withholding tax on stock-based incentive awards	(2.1)	—	(9.8)	(25.3)
Less: acquisition of oil and natural gas properties	(4.6)	(4.9)	(29.0)	(8.0)
Adjusted free cash flow (Non-GAAP)	$35.5	$109.3	$12.1	$381.5
1 Property additions for the year ended December 31, 2025, includes a payment of $125.0 million for the purchase of a floating production, storage, and offloading vessel in U.S. Offshore, including amounts attributable to a noncontrolling interest in MP GOM.

Non-GAAP Financial Measures
Presented above is a reconciliation of net cash provided by continuing operations activities to free cash flow (FCF) and adjusted FCF. Management believes FCF and adjusted FCF are important information to provide because they are additional measures of liquidity and are used by management to evaluate the Company’s ability to internally generate cash, excluding the timing impacts of working capital, and to measure funds available for investing and financing activities. Management also believes this information may be useful to investors and analysts to monitor the Company’s financial health and its performance over time. FCF and adjusted FCF are non-GAAP financial measures and should not be considered a substitute for net cash provided by operating, investing, or financing activities as determined in accordance with GAAP.

MURPHY OIL CORPORATION
FUNCTIONAL RESULTS OF OPERATIONS (unaudited)

	Three Months Ended December 31, 2025		Three Months Ended December 31, 2024
(Millions of dollars)	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States [1]	$483.2	$85.2	$572.2	$102.9
Canada	129.9	9.0	95.9	(3.5)
Other	12.7	(36.1)	3.2	(14.0)
Total exploration and production	625.8	58.1	671.3	85.4
Corporate	(1.2)	(35.8)	(0.3)	(20.2)
Income from continuing operations	624.6	22.3	671.0	65.2
Discontinued operations, net of tax	—	0.3	—	(0.7)
Net income including noncontrolling interest	$624.6	$22.6	$671.0	$64.5
Less: Net income attributable to noncontrolling interest		10.7		14.2
Net income attributable to Murphy		$11.9		$50.3

	Year Ended December 31, 2025		Year Ended December 31, 2024
(Millions of dollars)	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States ¹	$2,159.8	$308.5	$2,508.3	$561.9
Canada	531.9	54.8	509.7	49.0
Other	15.7	(66.6)	6.6	(12.5)
Total exploration and production	2,707.4	296.7	3,024.6	598.4
Corporate	11.4	(158.4)	3.9	(109.1)
Income from continuing operations	2,718.8	138.3	3,028.5	489.3
Discontinued operations, net of tax	—	0.5	—	(2.8)
Net income including noncontrolling interest	$2,718.8	$138.8	$3,028.5	$486.5
Less: Net income attributable to noncontrolling interest		34.6		79.3
Net income attributable to Murphy		$104.2		$407.2
1 Includes results attributable to a noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
PRODUCTION-RELATED EXPENSES (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Dollars per barrel of oil equivalents sold)	2025	2024	2025	2024
United States – Onshore
Lease operating expense	$10.39	$13.10	$9.15	$13.02
Severance and ad valorem taxes	2.00	2.76	2.56	3.33
Depreciation, depletion and amortization expense	30.26	29.69	30.02	29.36

United States – Offshore [1]
Lease operating expense	$12.18	$20.95	$17.78	$21.38
Severance and ad valorem taxes	0.08	0.03	0.10	0.05
Depreciation, depletion and amortization expense	16.06	14.12	16.13	13.69

Canada – Onshore
Lease operating expense	$4.79	$4.89	$4.75	$5.18
Severance and ad valorem taxes	0.05	0.05	0.05	0.05
Depreciation, depletion and amortization expense	4.54	4.69	4.38	4.82

Canada – Offshore
Lease operating expense	$30.21	$30.31	$21.12	$22.43
Depreciation, depletion and amortization expense	8.83	9.23	9.81	9.55

Total E&P continuing operations [1]
Lease operating expense	$9.45	$13.45	$11.10	$13.91
Severance and ad valorem taxes	0.44	0.50	0.57	0.58
Depreciation, depletion and amortization expense [2]	14.08	13.04	14.06	12.72

Total oil and gas continuing operations – excluding noncontrolling interest
Lease operating expense	$9.16	$13.12	$10.89	$13.60
Severance and ad valorem taxes	0.45	0.52	0.59	0.60
Depreciation, depletion and amortization expense [2]	14.11	13.04	14.09	12.71
1 Includes amounts attributable to a noncontrolling interest in MP GOM.
2 Excludes expenses attributable to the Corporate segment.

MURPHY OIL CORPORATION
CAPITAL EXPENDITURES (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Millions of dollars)	2025	2024	2025	2024
Exploration and production
United States [1]	$182.6	$116.8	$796.9	$691.9
Canada	25.5	15.3	152.8	138.3
Other	130.3	43.4	247.1	105.5
Total	338.4	175.5	1,196.8	935.7

Corporate	12.0	12.7	21.2	29.1
Total capital expenditures - continuing operations [1]	350.4	188.2	1,218.0	964.8

Less: capital expenditures attributable to noncontrolling interest	5.0	2.4	32.0	12.0
Total capital expenditures - continuing operations attributable to Murphy [2]	$345.4	$185.8	$1,186.0	$952.8

Charged to exploration expenses [3]
United States [1]	5.5	4.1	33.5	90.0
Canada	—	—	0.3	0.4
Other	43.9	9.1	66.2	33.5
Total charged to exploration expenses - continuing operations [1,3]	49.4	13.2	100.0	123.9

Less: charged to exploration expenses attributable to noncontrolling interest	—	—	0.1	—
Total charged to exploration expenses - continuing operations attributable to Murphy [4]	49.4	13.2	99.9	123.9

Total capitalized - continuing operations attributable to Murphy	$296.0	$172.6	$1,086.1	$828.9
1 Includes amounts attributable to a noncontrolling interest in MP GOM.
2 For the three months ended December 31, 2025, total capital expenditures attributable to Murphy, excluding acquisition-related costs of $4.6 million (2024:nil), is $340.8 million (2024: $185.8 million). For the year ended December 31, 2025, total capital expenditures attributable to Murphy, excluding acquisition-related costs of $29.0 million (2024: nil), is $1,157.0 million (2024: $952.8 million).
3 For the three months and year ended December 31, 2025, total charged to exploration expense attributable to Murphy, excludes amortization of undeveloped leases of $4.8 million (2024: $1.9 million) and $11.7 million (2024 $9.6 million), respectively.
4 For the three months ended December 31, 2025 and 2024, no amounts were expensed for previously suspended exploration costs. For the year ended December 31, 2025, total charged to exploration expense attributable to Murphy, excluding previously suspended exploration costs of nil (2024: $26.1 million), is $99.9 million (2024: $97.8 million).

MURPHY OIL CORPORATION
PRODUCTION SUMMARY (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Barrels per day unless otherwise noted)	2025	2024	2025	2024
Net crude oil and condensate
United States - Onshore	24,374	21,006	26,186	21,151
United States - Offshore [1]	56,686	60,085	56,797	63,047
Canada - Onshore	3,431	2,810	2,958	2,868
Canada - Offshore	7,941	7,346	6,981	7,251
Other	270	213	275	219
Total net crude oil and condensate	92,702	91,460	93,197	94,536
Net natural gas liquids
United States - Onshore	5,765	4,833	5,870	4,442
United States - Offshore [1]	4,708	4,244	4,436	4,544
Canada - Onshore	608	668	521	597
Total net natural gas liquids	11,081	9,745	10,827	9,583
Net natural gas – thousands of cubic feet per day
United States - Onshore	35,504	26,434	33,415	25,028
United States - Offshore [1]	52,582	59,204	51,793	57,228
Canada - Onshore	415,026	395,134	422,742	398,786
Total net natural gas	503,112	480,772	507,950	481,042
Total net hydrocarbons - including NCI [1,2]	187,635	181,334	188,682	184,293
Noncontrolling interest
Net crude oil and condensate – barrels per day	(5,658)	(6,034)	(5,876)	(6,358)
Net natural gas liquids – barrels per day	(226)	(172)	(217)	(199)
Net natural gas – thousands of cubic feet per day	(1,920)	(1,745)	(1,767)	(1,942)
Total noncontrolling interest [1,2]	(6,204)	(6,497)	(6,388)	(6,881)
Total net hydrocarbons - excluding NCI [1,2]	181,431	174,837	182,294	177,412
1 Includes net volumes attributable to a noncontrolling interest in MP GOM (NCI).
2 Natural gas converted on an energy equivalent basis of 6:1.

MURPHY OIL CORPORATION
SALES SUMMARY (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Barrels per day unless otherwise noted)	2025	2024	2025	2024
Net crude oil and condensate
United States - Onshore	24,374	21,006	26,186	21,151
United States - Offshore [1]	55,590	61,510	56,532	63,612
Canada - Onshore	3,431	2,810	2,958	2,868
Canada - Offshore	5,486	2,241	7,451	6,445
Other	445	441	226	230
Total net crude oil and condensate	89,326	88,008	93,353	94,306
Net natural gas liquids
United States - Onshore	5,765	4,833	5,870	4,443
United States - Offshore [1]	4,708	4,244	4,436	4,543
Canada - Onshore	608	668	521	597
Total net natural gas liquids	11,081	9,745	10,827	9,583
Net natural gas – thousands of cubic feet per day
United States - Onshore	35,504	26,434	33,415	25,028
United States - Offshore [1]	52,582	59,204	51,793	57,228
Canada - Onshore	415,026	395,134	422,742	398,786
Total net natural gas	503,112	480,772	507,950	481,042
Total net hydrocarbons - including NCI [1,2]	184,259	177,882	188,838	184,063
Noncontrolling interest
Net crude oil and condensate – barrels per day	(5,492)	(6,241)	(5,837)	(6,438)
Net natural gas liquids – barrels per day	(226)	(172)	(217)	(198)
Net natural gas – thousands of cubic feet per day	(1,920)	(1,745)	(1,767)	(1,942)
Total noncontrolling interest [1,2]	(6,038)	(6,704)	(6,349)	(6,960)
Total net hydrocarbons - excluding NCI [1,2]	178,221	171,178	182,489	177,103
1 Includes net volumes attributable to a noncontrolling interest in MP GOM (NCI).
2 Natural gas converted on an energy equivalent basis of 6:1.

MURPHY OIL CORPORATION
WEIGHTED AVERAGE PRICE SUMMARY (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Crude oil and condensate – dollars per barrel
United States - Onshore	$59.20	$70.44	$64.59	$75.77
United States - Offshore [1]	59.28	69.92	65.69	76.36
Canada - Onshore [2]	51.59	64.02	57.16	67.49
Canada - Offshore [2]	62.63	75.81	68.77	82.22
Other [2]	65.48	76.95	69.26	77.59
Natural gas liquids – dollars per barrel
United States - Onshore	17.72	21.53	19.38	20.20
United States - Offshore [1]	16.43	23.91	20.40	23.37
Canada - Onshore [2]	22.57	32.86	29.60	34.14
Natural gas – dollars per thousand cubic feet
United States - Onshore	3.03	2.28	2.91	1.90
United States - Offshore [1]	3.84	2.69	3.75	2.40
Canada - Onshore [2]	2.10	1.69	1.79	1.59
1 Prices include the effect of noncontrolling interest in MP GOM.
2 U.S. dollar equivalent.

MURPHY OIL CORPORATION
FIXED PRICE FORWARD SALES AND COMMODITY HEDGE POSITIONS
AS OF JANUARY 26, 2026 (unaudited)

			Volumes (MMCF/d)	Price/MCF	Remaining Period
Area	Commodity	Type [1]			Start Date	End Date
Canada	Natural Gas	Fixed price forward sales	50	C$3.03	1/1/2026	3/31/2026
Canada	Natural Gas	Fixed price forward sales	78	C$2.94	4/1/2026	6/30/2026
Canada	Natural Gas	Fixed price forward sales	78	C$2.94	7/1/2026	9/30/2026
Canada	Natural Gas	Fixed price forward sales	59	C$3.00	10/1/2026	12/31/2026
Canada	Natural Gas	Fixed price forward sales	9.5	C$3.14	1/1/2027	12/31/2027
1 Fixed price forward sale contracts listed above are accounted for as normal sales and purchases for accounting purposes.